As filed with the Securities and Exchange Commission on April 1, 2026
Registration No. 333-258748

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 5
to
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Evolv Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	84-4473840 (I.R.S. Employer Identification Number)
500 Totten Pond Road, 4th Floor
Waltham, Massachusetts 02451
(781) 374-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rachel Roy
General Counsel
500 Totten Pond Road, 4th Floor
Waltham, Massachusetts 02451
(781) 374-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J.T. Ho
Cleary Gottlieb Steen & Hamilton LLP
650 California St, Suite 2400
San Francisco, CA 94108
(415) 796-4400

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The original registration statement (the “Existing Registration Statement”) of Evolv Technologies Holdings, Inc. (“Evolv”) on Form S-1 (File No. 333-258748) declared effective by the Securities and Exchange Commission (the “SEC”) on September 3, 2021, to which this registration statement is Post-Effective Amendment No. 5 (this “Registration Statement”), covered (A) the resale of up to 158,574,790 shares of Class A common stock, par value $0.0001 per share, consisting of (i) 30,000,000 shares of Class A common stock issued in the PIPE offering (as defined below); (ii) 4,312,500 shares of Class A common stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination (as defined below), in exchange for 4,312,500 shares of Class B common stock of NewHold Investment Corp. (“NHIC”) originally issued in a private placement to NewHold Industrial Technology Holdings LLC (the “Sponsor”) and certain other holders of NHIC’s Class B common stock; (iii) up to 124,562,290 shares of Class A common stock issued or issuable to certain former stockholders and other securityholders of Evolv (the “Evolv Holders”) in connection with or as a result of the consummation of the Business Combination, consisting of (a) up to 108,262,290 shares of Class A common stock (the “Evolv Holder Shares”); (b) 1,000,000 shares of Class A common stock (the “Note Reallocation Shares”) issued as further consideration for the conversion of outstanding convertible notes of Evolv consistent with the terms thereof; and (c) up to 15,000,000 shares of Class A common stock (the “Earn-Out Shares”) that certain Evolv Holders have the contingent right to receive upon the achievement of certain stock price-based vesting conditions; and (B) up to 5,700,000 warrants (the “private placement warrants”) issued in connection with the consummation of the Business Combination, in exchange for warrants originally issued in a private placement to the Sponsor. The Existing Registration Statement also relates to the offer and sale of up to 8,625,000 shares of Class A common stock that are issuable by us upon the exercise of 8,625,000 warrants (the “public warrants”) and up to 5,700,000 shares of Class A common stock issuable upon the exercise of the private placement warrants.
Post-Effective Amendment No. 3 to the Existing Registration Statement, declared effective by the Securities and Exchange Commission (the “SEC”) on October 31, 2022, converted the Existing Registration into a registration statement on form S-3 and Post-Effective Amendment No. 4 to the Existing Registration Statement, declared effective by the SEC on July 15, 2025, converted the Existing Registration Statement back into a registration statement on Form S-1. This Post-Effective Amendment No. 5 to the Existing Registration Statement (a) is being filed to convert the registration statement on Form S-1 into a registration statement on Form S-3 and (b) contains an updated prospectus relating to the offering and sale of (i) the shares of outstanding common stock covered by the Existing Registration Statement and (ii) the shares of Class A common stock remaining available for issuance under the Existing Registration Statement (including upon exercise of the public warrants and/or private placement warrants).
This Registration Statement amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) under the headings contained therein. All filing fees payable in connection with the registration of the shares of Class A common stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 1, 2026
Evolv Technologies Holdings, Inc.
158,574,790 Shares of Class A Common Stock and
5,700,000 Warrants to Purchase Shares of Class A Common Stock and
14,325,000 Shares of Class A Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time by certain of the securityholders named in this prospectus (each, a “Selling Securityholder” and, collectively, the “Selling Securityholders”) of the remaining portion of the initially registered (A) 158,574,790 shares Class A common Stock, par value $0.0001 per share (the “Class A common stock”) consisting of: (i) 30,000,000 shares of Class A common stock issued in a private placement pursuant to subscription agreements entered into on March 5, 2021 (the “PIPE offering”); (ii) 4,312,500 shares of Class A common stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination (as defined below); (iii) up to 124,562,290 shares of Class A common stock issued or issuable to certain former stockholders and other securityholders of Evolv (the “Evolv Holders”) in connection with or as a result of the consummation of the Business Combination; and (B) up to 5,700,000 warrants (the “private placement warrants”) issued in connection with the consummation of the Business Combination. In addition, this prospectus relates to the offer and sale of up to 8,625,000 shares of Class A common stock that are issuable by us upon the exercise of 8,625,000 warrants (the “public warrants”) and up to 5,700,000 shares of Class A common stock issuable upon the exercise of the private placement warrants.
On July 16, 2021, we consummated the business combination, or the Business Combination, contemplated by the Agreement and Plan of Merger, dated March 5, 2021, with NHIC Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of NHIC, and Evolv Technologies, Inc. dba Evolv Technology, Inc. (“Legacy Evolv”), as amended by that certain First Amendment to Agreement and Plan of Merger dated June 5, 2021 by and among NHIC, Merger Sub and Legacy Evolv (the “Amendment” and as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Evolv, with Legacy Evolv surviving the merger as a wholly owned subsidiary of NHIC (the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), we changed our name to Evolv Technologies Holdings, Inc.
We will not receive any proceeds from the sale of the shares by the Selling Securityholders. We will receive the proceeds from any exercise of the warrants for cash.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Class A common stock.
Our Class A common stock is listed on The Nasdaq Stock Market, or NASDAQ, under the symbol “EVLV” and our warrants are listed on the NASDAQ under the symbol “EVLVW.” On March 31, 2026, the closing sale price of our Class A common stock as reported on the NASDAQ was $6.05 per share, and the closing sale price of our warrants as reported on the NASDAQ was $0.116 per warrant.
Our business and investment in our Class A common stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 8 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any public or private warrants. We will receive proceeds from any exercise of the public or private warrants for cash.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Evolv” refer to the consolidated operations of Evolv Technologies Holdings, Inc. and its subsidiaries. References to “NHIC” refer to the Company prior to the consummation of the Business Combination and references to “Legacy Evolv” refer to Evolv Technologies, Inc. dba Evolv Technology, Inc. prior to the consummation of the Business Combination.
In this prospectus, we refer to our Class A common stock and warrants to purchase shares of Class A common stock, collectively, as “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to statements regarding our results of operations and financial position, business strategy, plans and prospects, our relationship with significant manufacturers and suppliers, our ability to obtain new customers and retain existing customers, and sell existing and prospective products, research and development costs, our ability to recruit, retain and train staff, the potential benefits of any change in our sales and fulfillment model, timing and likelihood of success, macroeconomic, market and technology trends, the government regulations that we are subject to, potential exposure to litigation, and plans and objectives of management for future operations and results.
The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:
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Our history of losses and ability to reach profitability;

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Our reliance on reseller partners; expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

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Our ability to renew customer contracts, our ability to renew customer contracts at terms favorable to the Company, the Company’s reliance on third party contract manufacturing and distribution, and a global supply chain;

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The Company recognizes a substantial portion of its revenue ratably over the term of its agreements, and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results;

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The rate of innovation required to maintain competitiveness in the markets in which the Company competes;

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The competitiveness of the market in which the Company competes;

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The failure of our products to detect threats could result in injury or loss of life, which could harm our brand, reputation, and results of operations;

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The loss of designation of our Evolv Express® system as a Qualified Anti-Terrorism Technology under the Homeland Security SAFETY Act;

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Risks related to our business model, which is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts;

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The ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software;

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The concentration of the Company’s revenues on a single solution;

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The Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;

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The limited liquidity and trading of the Company’s securities;

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Risks related to existing and changing tax laws;

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Geopolitical risk and changes in applicable laws or regulations;

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The possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

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Operational risk;

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Risks related to material weaknesses in our internal control over financial reporting and our remediation plans;

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Risks related to increasing attention to and evolving expectations for sustainability initiatives; the impact of fluctuating general economic and market conditions and reductions in spending;

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The need for additional capital to support business growth, which might not be available on acceptable terms, if at all; and

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Litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.
You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.
Our web site address is www.evolvtechnology.com. At our Investor Relations website https://ir.evolvtechnology.com, we make available free of charge a variety of information for investors, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus and any accompanying prospectus supplement.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026 (the “Form 10-K”);

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Our Current Report on Form 8-K filed with the SEC on February 12, 2026; and

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The description of our shares of Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on July 30, 2020, as updated in Exhibit 4.4 to the Form 10-K for the year ended December 31, 2021, filed with the SEC March 28, 2022, as well as any additional amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K and related exhibits under Item 9.01, unless such Form 8-K expressly provides to the contrary), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.
Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

THE COMPANY
Evolv Technologies Holdings, Inc., a Delaware corporation formed in 2021 is a leading security technology company pioneering Artificial Intelligence (“AI”)-powered screening solutions designed to help create safer environments while maintaining efficient visitor flow and a positive visitor experience. We serve customers across a range of end markets, including education, healthcare, sports, live entertainment, tourist attractions, houses of worship, and industrial workplaces. Our mission is to make the world a safer and more enjoyable place to live, work, learn, and play. Our goal is to help facility operators address escalating gun violence, mass shootings and terrorist attacks while maintaining a positive visitor experience.
Our solutions are delivered through a Security-as-a-Service model that integrates our proprietary sensor platform and AI-powered software, cloud connectivity, and ongoing services. We deliver our solutions through two sales models: a pure subscription model and a purchase subscription model, each of which requires both hardware and an active, connected software subscription, as further described in “Sales Models”. We believe this integrated approach reflects the full scope of our offering and aligns our long-term interests with those of our customers.
Our hardware platforms are uniquely designed and purpose engineered for real world, high throughput security environments and are the foundational component of our solutions. Evolv Express® and Evolv eXpedite™ operate exclusively with Evolv’s proprietary software and cloud services. When deployed together, the two products are designed to support improved operational efficiency through better threat identification and alarm performance. We believe our ability to deliver continuous improvement through software upgrades differentiates our platform from many legacy hardware only offerings.
Our platform was designed from inception around AI operating in physical environments. Our AI powered software and services are central to the performance and long-term value of our platform. Through continuous operation across a large and growing installed base, our systems generate substantial volumes of anonymized screening data related to the movement of people and bags through physical spaces. We train our models on a proprietary data set and can improve the system performance through new and updated algorithms, which customers receive from us through software updates.
We focus on weapons detection and offer two core solutions that can be deployed independently or together and are supported by data and visual dashboards that provide actionable analytics and automated reports designed to help security teams make evidence-based decisions to strengthen security. Evolv Express is designed to screen high volumes of people for concealed threats, while Evolv eXpedite is designed to screen high volumes of bags automatically, without requiring a trained X-Ray operator. When deployed together, these solutions provide a layered security approach that allows customers to operate at heightened sensitivity levels while seeking to maintain efficient throughput and a positive visitor experience.
In addition to screening capabilities, our subscription includes Evolv Insights®, our cloud-based analytics solution that provides customers with operational visibility into system performance across their venues or facilities. Available data includes throughput volumes, alarm statistics, detection settings, and system performance metrics, which customers can use to inform security operations, staffing decisions, and checkpoint configuration.
Our offering is bundled together by the services included in our subscription. We recognize that the primary mission of our customers is typically not security. Our customers’ mission might be educating children, restoring patients to good health, or entertaining fans in their seats. Our subscription includes full onsite support and repair services for the full term, so that our customers can focus on what they do best while we make sure their equipment is operating as designed. We are security as a service, from the hardware to the software to the data to the support.
Our platform incorporates both hardware and software components that are deployed across a large number of operating venues. Each deployed unit functions not only as a detection device but also as a data collection mechanism, generating ongoing real-world operational data, including both threat and non-threat events. Some of this data is used to support the continued development and refinement of our algorithms. We believe the integration of our hardware and software creates operational interdependencies that are integral to our platform. As a result, the hardware and software components of our system are designed to operate together and are not intended to function as standalone offerings, which distinguishes our approach from cloud-only software solutions.
We believe our hardware-enabled, long term subscription model differentiates our business from purely software-as-a-service offerings. We believe our platform is well positioned to benefit from ongoing advances in artificial intelligence, driving durable customer value and supporting predictable, recurring subscription revenue.
We are focused on delivering value in the spaces in and around the physical threshold of venues and facilities while offering the ability for connected layers of security. We believe that digitally transforming the visitor experience at the entry point to venues and facilities will be a critically important innovation in physical security. We believe that our solutions will not only help make venues and facilities safer and more enjoyable, but also more efficient, and more informed about their visitors’ and security team needs.

THE OFFERING
Issuer
Evolv Technologies Holdings, Inc.
Shares of Class A Common Stock Issuable by Us upon Exercise of All Warrants
14,325,000 shares
Securities Offered by the Registered Holders
The remaining portion not previously sold hereunder of the initially registered (i) 158,574,790 shares of Class A common stock, (ii) 5,700,000 warrants to purchase shares of Class A common stock, and (iii) 14,325,000 shares of Class A common stock underlying warrants.
Use of Proceeds
We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of Class A common stock issuable upon such exercise.
All of the shares of Class A common stock and warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
Market for Securities
Our common stock and warrants are listed on the NASDAQ under the symbols “EVLV” and “EVLVW”, respectively.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.
Additional Risk Factors Concerning the Warrants
If the registration statement of which this prospectus forms a part is not effective and available when an investor desires to exercise warrants, and the issuance of the shares upon exercise of the warrants is not otherwise registered, qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
If the shares issuable upon exercise of the warrants are not registered under the Securities Act at the time of exercise, we will be required to permit holders to exercise their warrants on a cashless basis under the circumstances and on the terms described under “Description of Capital Stock — Redeemable Warrants.” However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
If you exercise warrants on a “cashless basis,” you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The exercise of the warrants may be required or permitted to be made on a cashless basis under circumstances described under “Description of Capital Stock — Redeemable Warrants.” You would receive fewer shares of Class A common stock from any exercise on a cashless basis than if you were to exercise such warrants for cash.

USE OF PROCEEDS
Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $131.8 million, but will not receive any proceeds from the sale of the shares of Class A common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, for investment in growth, and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants.
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes some of the terms of our certificate of incorporation and bylaws and of the General Corporation Law of the State of Delaware. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, and the warrant agreement, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Capital Stock
Our authorized capital stock consists of 1,100,000,000 shares of Class A common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of March 3, 2026, there were 179,350,739 shares of Class A common stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Class A common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.
Preferred Stock
Under the terms of the certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock.
Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock.
Redeemable Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time after August 15, 2021.

The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time on July 16, 2026, or earlier upon redemption or liquidation. Only whole warrants will trade.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, unless cashless exercise on an exempt basis is available as described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable securities laws and there is no exemption available.
We are obligated to use our best efforts to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise such warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will be obligated to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, we may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor, the anchor investors and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of the ability of holders of our public shares to seek redemption in connection with our initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of the consummation of such applicable event, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private placement securities held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrantholder.
Private Placement Warrants
The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public stockholders’ warrants sold, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public stockholders’ warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future.

Anti-Takeover Provisions
The certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Class A common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three- year term. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Stockholder Action; Special Meetings of Stockholders
Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. Further, our certificate of incorporation provides that only the chairperson of our board of directors, a majority of our board of directors, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our board of directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in our bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide timely notice in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws
The affirmative vote of a majority of our board of directors and at least sixty-six and two-thirds percent in voting power of the outstanding shares entitled to vote would be required to amend certain provisions of our certificate of incorporation. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of at least sixty-six and two-thirds percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the our shares at the time of the transaction to which the action relates.
Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by applicable law, is the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of Evolv, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our certificate of incorporation, bylaws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our certificate of incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A common stock is listed on the NASDAQ under the symbol “EVLV” and our warrants are listed on the NASDAQ under the symbol “EVLVW.”

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus.
The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 179,350,739 shares of Evolv Common Stock outstanding as of March 3, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 3, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed Selling Securityholders is c/o Evolv Technologies Holdings, Inc., 500 Totten Pond Road, 4th Floor, Waltham, MA 02451. Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise, and their shares are subject to community property laws where applicable.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A common stock that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
	Shares and Private Placement Warrants Beneficially Owned Prior to Offering		Shares and Private Placement Warrants Being Offered		Shares and Private Placement Warrants Beneficially Owned After the Offering
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Common Stock Beneficially Owned	Number of Private Placement Warrants
Alyeska Master Fund, L.P. c/o Maples Corporate Services Limited(2)	750,000		750,000
Adam Deutsch	67,500		67,500
Anil Chitkara	3,360,756(3)		1,449,599(4)		2,264,670	1.4%
The Attanasio Revocable Trust dated November 1, 1996(5)	40,000		40,000
BAR Holdings, LLC(6)	50,000		50,000
Berwind Companies, LLC(7)	129,706	99,524	129,706	99,524
Blumar, LLC(8)	389,116	298,571	389,116	298,571
Brian Pierre Matthis(9)	67,426	24,881	67,426	24,881
Bronson Point Master Fund LP(10)	850,000		850,000
Charles M. B. Goldman(11)	199,853	49,762	199,853	49,762

	Shares and Private Placement Warrants Beneficially Owned Prior to Offering		Shares and Private Placement Warrants Being Offered		Shares and Private Placement Warrants Beneficially Owned After the Offering
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Common Stock Beneficially Owned	Number of Private Placement Warrants
Charles T. O’Neill Revocable Trust of 2006	97,432(12)		112,289(13)
Cohen Family Trust	1,173,687(14)		1,312,659(15)
Constantinos G. Zioze	95,567		107,024(16)
Corsair Capital Partners L.P.(17)	529,400		529,400
Corsair Select, L.P.(18)	970,600		970,600
Data Collective IV, L.P.	9,681,280(19)		11,871,242(20)
Darrell Edwin Rogers(21)	32,426	24,881	32,426	24,881
David A. Waller Revocable Trust dated July 1, 2002(22)	129,706	99,524	129,706	99,524
Dominique Lejbraandt(23)	32,426	24,881	32,426	24,881
Eldridge PIPE Holdings, LLC(24)	3,200,000		3,200,000
Evolve 123 LLC(25)	40,000		40,000
Finback Evolv II, LLC	1,708,603(26)		1,872,967(27)
Finback Evolv OBH, LLC	2,547,335(28)		2,842,199(29)
Finback Evolv, LLC	11,175,821(30)		12,527,377(31)
Gates Frontier, LLC	18,659,796(32)		16,839,983(33)		3,609,635	2.2%
General Catalyst Group V, L.P.	10,796,148(34)		12,396,657(35)
Give Evolv LLC	517,500		517,500
Greek Associates(36)	100,000		100,000
Heather Tarrant(37)	6,485	4,976	6,485	4,696
HWK21 LLC(38)	324,264	248,810	324,264	248,810
IAM Investments ICAV – O/ Connor Event Driven UCITS Fund(39)	11,437		11,437
Jeffrey C. Walker(40)	389,116	298,571	389,116	298,571
Joseph P. Torre & Alice W. Torre(41)	10,000		10,000
John C. Harpole(42)	12,970	9,952	12,970	9,952
John Charles Baynes-Reid(43)	112,970	9,952	112,970	9,952
John Chory	8,160		8,945(44)
Jon Eric Mattson(45)	97,279	74,643	97,279	74,643
Kanagaratnam Manoranjan(46)	15,091	49,762	15,091	49,762
Kathleen M. Harris(47)	169,706	99,524	169,706	99,524
Kepos Alpha Master Fund L.P.(48)	920,000		920,000
Kevin Charlton NHIC LLC(49)	783,526	497,618	783,527	497,618
LBIC Ventures LLC(50)	850,000		850,000
Linden Capital L.P.(51)	500,000		500,000
Lux Co-Invest Opportunities, L.P.	1,973,158(52)		2,203,709(53)
Lux Ventures Cayman III, L.P.	387,039(54)		433,846(55)
Lux Ventures III Special Founders Fund L.P.	6,350(56)		7,118(57)

	Shares and Private Placement Warrants Beneficially Owned Prior to Offering		Shares and Private Placement Warrants Being Offered		Shares and Private Placement Warrants Beneficially Owned After the Offering
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Common Stock Beneficially Owned	Number of Private Placement Warrants
Lux Ventures III, L.P.	10,524,565(58)		11,797,361(59)
Magnetar Financial LLC(60)	4,363,175	570,000	4,363,175	570,000
Mallikha Samuel(61)	15,091	49,762	15,091	49,762
Mary Ellen Neylon Revocable Trust of 2006	97,432(62)		118,289(63)
Matthew Headington(64)	129,706	99,524	129,706	99,524
Michael Ellenbogen	2,235,096(65)		2,847,319(66)
Mint Tower Capital Management B.V.(67)	402,950	380,000	402,950	380,000
MMF LT, LLC c/o Moore Capital Management, LP(68)	500,000		500,000
Motorola Solutions, Inc.	5,845,749(69)		5,939,979(70)
Neil Douglas Glat	216,550	99,524	164,706	99,524
Newhold Enterprises LLC	1,050,568		1,050,568
Nineteen77 Global Merger Arbitrage Master Limited(71)	1,846,621	285,000	1,846,621	285,000
Nineteen77 Global Merger Arbitrage Opportunity Fund(72)	241,220		241,220
Nineteen77 Global Multi-Strategy Alpha Master Limited(73)	1,721,409	285,000	1,721,409	285,000
Pacific Premier Bank Custodian FBO James D. Kallman(74)	97,279	74,643	97,279	74,643
Patrick John Ennis	148,385		166,007(75)
Peter George	6,856,753(76)		1,287,274(77)		6,223,326	3.8%
Peter M. Miller, Trustee of E Ventures Trust dated September 12, 2019	2,259,987(78)		2,533,300(79)
Peyton W Manning Revocable Trust(80)	75,000		75,000
Prentice Capital/Broad band(81)	2,425,000		2,425,000
Rockledge Associates, LLC(82)	453,969	348,333	453,969	348,333
Sean P. Madden(83)	64,853	49,762	64,853	49,762
Selvakumar Buvanendaran(84)	259,411	199,048	259,411	199,048
Senator Global Opportunity Master Fund L.P.(85)	3,000,000		3,000,000
Sezaneh Taherian(86)	64,926	24,881	64,926	24,881
SineWave Ventures Direct 5, L.P.	462,613(87)		518,559(88)
SineWave Ventures Direct 5A, L.P.	1,277,384(89)		1,431,865(89)
SineWave Ventures Direct 5B, L.P.	301,040(91)		329,999(92)
SineWave Ventures Fund I L.P.	5,378,095(93)		6,028,499(94)
Singapore Innovate Pte Ltd	113,070(95)		123,947(96)
Stanley Black & Decker, Inc.	3,102,958(97)		3,478,216(98)
Susan Quinn	5,000		5,000

	Shares and Private Placement Warrants Beneficially Owned Prior to Offering		Shares and Private Placement Warrants Being Offered		Shares and Private Placement Warrants Beneficially Owned After the Offering
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Common Stock Beneficially Owned	Number of Private Placement Warrants
Thomas J. Sullivan(99)	309,411	199,048	309,411	199,048
Timothy K. Wilson(100)	64,853	49,762	64,853	49,762
Todd A Dunn(101)	64,853	49,762	64,853	49,762
Theo Epstein(102)	25,000		25,000
Trustees of the Ellenbogen Family Horizon Trust dated December 30, 2015	151,135(103)		169,413(104)
Underwood Family Trust(105)	15,000		15,000
VP Company Investments 2018, LLC	8,160(106)		8,945(107)
XN Exponent Master Fund LP(108)	1,800,000		1,800,000

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 500 Totten Pond Road, 4th Floor, Waltham, MA 02451.

(2)
Includes 750,000 shares of Class A common stock received as part of the PIPE offering. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KYl-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(3)
Consists of (i) 1,275,100 shares of Class A common stock and (ii) 2,085,656 shares of Class A common stock subject to options that are exercisable within 60 days.

(4)
Includes (i) 1,096,086 shares of Class A common stock and (ii) 353,513 earn-out shares.

(5)
Includes 40,000 shares of Class A common stock received as part of the PIPE offering. Marc Attanasio, as the trustee, may be deemed to have voting and dispositive power over the shares held by The Attanasio Revocable Trust dated November 1, 1996. Marc Attanasio disclaims beneficial ownership of the shares. The address of The Attanasio Revocable Trust dated November 1, 1996 is 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067.

(6)
Includes 50,000 shares of Class A common stock received as part of the PIPE offering. All shares of the Company’s Class A common stock held by BAR Holdings, LLC may be deemed to be beneficially owned by Bennett Rosenthal as the sole member of BAR Holdings, LLC. The address of BAR Holdings LLC is 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067.

(7)
Includes (i) 30,182 shares of Class A common stock and (ii) 99,524 shares underlying private warrants.

(8)
Includes (i) 90,545 shares of Class A common stock and (ii) 298,571 shares underlying private warrants. All shares of the Company’s Class A common stock held by Blumar, LLC may be deemed to be beneficially owned by Mitchell Blutt as the managing member of Blumar, LLC. The address of Blumar, LLC is 888 Seventh Avenue, 43rd Floor, New York, NY 10019.

(9)
Includes (i) 42,545 shares of Class A common stock and (ii) 24,881 shares underlying private warrants.

(10)
Includes 850,000 shares of Class A common stock received as part of the PIPE offering. Larry Foley, as managing member of the investment manager, may be deemed to have voting and dispositive power over the shares held by Bronson Point Master Fund LP. Larry Foley disclaims beneficial ownership of the shares. The address of Bronson Point Master Fund L.P. is 1960 Bronson Road Fairfield, CT 06824.
(11)
Includes (i) 150,091 shares of Class A common stock and (ii) 49,762 shares underlying private warrants.

(12)
All shares of the Company’s Class A common stock held by Charles T. O’Neill Revocable Trust of 2006 are beneficially owned by Charles T. O’Neill as grantor and beneficiary. Mary Ellen Neylon is the contingent beneficiary and trustee. The address of Charles T. O’Neill Revocable Trust of 2006 is 120 Trapelo RD, Unit 301, Belmont, MA 02478.

(13)
Includes (i) 97,432 shares of Class A common stock and (ii) 14,857 earn-out shares.

(14)
All shares of the Company’s Class A common stock held by Cohen Family Trust are beneficially owned by Grant Cohen & Cathren Cohen. Carol Cohen and Alan S. Cohen, as trustees, may be deemed to have beneficial ownership. Carol Cohen and Alan S. Cohen disclaim beneficial ownership of the shares. The address of Cohen Family Trust is 2592 Grappa Place Pleasanton, CA 94566.

(15)
Includes (i) 1,173,687 shares of Class A common stock and (ii) 138,972 earn-out shares.

(16)
Includes (i) 95,567 shares of Class A common stock and (ii) 11,457 earn-out shares.

(17)
Includes 529,400 shares of Class A common stock received as part of the PIPE offering. Jay Petschek and Steven Major are managing members of the general partner of the selling securityholder and may be deemed to be beneficial owners. The address of Corsair Capital Partners L.P. is 366 Madison Ave, 12th Floor New York, NY 10019.

(18)
Includes 970,600 shares of Class A common stock received as part of the PIPE offering. Jay Petschek and Steven Major are managing members of the general partner of the selling securityholder and may be deemed to be beneficial owners. The address of Corsair Select, L.P. is 366 Madison Ave, 12th Floor New York, NY 10019.

(19)
Based on Schedule 13D/A filed with the SEC on November 17, 2023, Data Collective IV, L.P. (“DC IV”) has sole voting and dispositive power over 9,681,280 shares of Class A common stock. As the general partner of DC IV, Data Collective IV GP, LLC (“DC IV GP”) may be deemed to have sole voting and dispositive power over such shares. Zachary Bogue and Matthew Ocko are the managing members of DC IV GP and share voting and dispositive power over the shares held by DC IV. Zachary Bogue and Matthew Ocko disclaim beneficial ownership of the shares held by DC IV, except to the extent of their indirect pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(20)
Includes (i) 9,681,280 shares of Class A common stock and (ii) 1,269,961 earn-out shares.

(21)
Includes (i) 7,545 shares of Class A common stock and (ii) 24,881 shares underlying private warrants.

(22)
Includes (i) 30,182 shares of Class A common stock and (ii) 99,524 shares underlying private warrants.

(23)
Includes (i) 7,545 shares of Class A common stock and (ii) 24,881 shares underlying private warrants.

(24)
Includes 3,200,000 shares of Class A common stock received as part of the PIPE offering. Todd L. Boehly, as CEO and Anthony Minella, as President may be deemed to have voting and dispositive power over the shares held by Eldridge PIPE Holdings, LLC. The address of Eldridge PIPE Holdings, LLC is 600 Steam bridge RD Suite 200 Greenwich, CT 06830.

(25)
Includes 40,000 shares of Class A common stock received as part of the PIPE offering. Andre Agassi, Stefanie Graf, Rom Boreta, Damon Cahill, Christian Groh, and Steve Miller, as members, may be deemed to have voting and dispositive power over the shares held by Evolve 123 LLC. The address of Evolve 123 LLC is 1120 N. Town Center #160 Las Vegas, NV 89144.

(26)
The registered holders of the referenced shares are funds and accounts under management by Finback Investment Partners, LLC and related parties. The applicable portfolio managers, as managing directors of such entity, will have voting and investment power over the shares held by the funds and accounts, which will be the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares to be held by such funds and accounts. The address of such funds and accounts and such portfolio managers is 1200 Anastasia Avenue, Suite 500, Coral Gables, FL 33134.

(27)
Includes (i) 1,708,603 shares of Class A common stock and (ii) 164,364 earn-out shares.

(28)
Includes (i) 126, 136 shares of Class A common stock, (ii) 295,664 earn-out shares and (iii) 2,421,199 shares underlying performance warrants. The registered holders of the referenced shares are funds and accounts under management by Finback Investment Partners, LLC and related parties. The applicable portfolio managers, as managing directors of such entity, will have voting and investment power over the shares held by the funds and accounts, which will be the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares to be held by such funds and accounts. The address of such funds and accounts and such portfolio managers is 1200 Anastasia Avenue, Suite 500, Coral Gables, FL 33134.

(29)
Includes (i) 126, 136 shares of Class A common stock, (ii) 295,664 earn-out shares and (iii) 2,421,199 shares underlying performance warrants.

(30)
The registered holders of the referenced shares are funds and accounts under management by Finback Investment Partners, LLC and related parties. The applicable portfolio managers, as managing directors of such entity, will have voting and investment power over the shares held by the funds and accounts, which will be the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares to be held by such funds and accounts. The address of such funds and accounts and such portfolio managers is 1200 Anastasia Avenue, Suite 500, Coral Gables, FL 33134.

(31)
Includes (i) 11,175,821 shares of Class A common stock and (ii) 1,351,556 earn-out shares.

(32)
Based on Schedule 13G/A filed with the SEC on February 13, 2023. Consists of 18,659,796 shares of Class A common stock held by Gates Frontier, LLC, over which it has sole voting and dispositive power. William H. Gates III as the sole member of Gates Frontier, LLC has sole voting and dispositive power of, and may be deemed to beneficially own, such shares. The address of Gates Frontier, LLC is 5210 Carillon Point, Kirkland, WA 98033 and William H. Gates III is 500 Fifth Avenue North, Seattle, Washington 98109.

(33)
Includes (i) 15,050,161 shares of Class A common stock and (ii) 1,789,822 earn-out shares.

(34)
Based on Schedule 13G/A filed with the SEC on February 14, 2024, each of General Catalyst Group Management Holdings GP, LLC (“GCGMH LLC”), General Catalyst Group Management Holdings, L.P. (“GCGMH”), General Catalyst Group Management, LLC (“GCGM”), General Catalyst Group V, L.P. (“GC V”), GC Entrepreneurs Fund V, L.P. (“E Fund V”), General Catalyst Partners V, L.P. (“GC V GPLP”), General Catalyst GP V, LLC (“GC V GPLLC”), and General Catalyst Group V Supplemental, L.P. (“GC V Supplemental”) has shared voting and dispositive power over, and may be deemed to beneficially own, 10,796,148 shares of Class A common stock. GCGMH LLC is the general partner of GCGMH, which is the manager of GCGM, which is the manager of GC V GPLLC. GC V GPLP is the sole general partner of GC V, E Fund V and GC V Supplemental. GC V GPLLC is the sole general partner of GC V GPLP. Both GCGMH LLC and GC V GPLLC are controlled by a group of three or more individuals, or the Managing Directors, having shared voting and dispositive control over the shares held by GC V, E Fund V and GC V Supplemental. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of both GCGMH LLC and GC V GPLLC Managing Directors, no one of the Managing Directors is deemed to be a beneficial owner of the Issuer’s securities held by GC V, E Fund V and GC V Supplemental. The address for the entities listed herein is 20 University Road, 4th Floor, Cambridge, MA 02138.

(35)
Includes (i) 1,540,903 earn-out shares held by General Catalyst Group V, L.P., (ii) 32,725 earn-out shares held by GC Entrepreneurs Fund IV, L.P., and (iii) 26,881 earn-out shares held by General Catalyst Group V Supplement, L.P.

(36)
Includes 100,000 shares of Class A common stock received as part of the PIPE offering. All shares of the Company’s common stock held by Greek Associates may be deemed to be beneficially owned by Antony P. Ressler as CEO of Greek Associates. The address of Greek Associates is 16130 Ventura Blvd, Ste 320 Encino, CA 91436.

(37)
Includes (i) 1,509 shares of Class A common stock and (ii) 4,976 shares underlying private warrants.

(38)
Includes (i) 75,454 shares of Class A common stock and (ii) 248,810 shares underlying private warrants.

(39)
Includes (i) 8,500 shares of Class A common stock received as part of the PIPE offering and (ii) 2,937 shares underlying private warrants. Shares beneficially owned and offered hereby include shares of Class A common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund and shares of Class A common stock held by IAM Investments ICAV — O’Connor Event Driven UCITS Fund. Kevin Russell, Chief Investment Officer, UBS O’Connor LLC, the investment manager of the Selling Securityholders, disclaims beneficial ownership of the shares. The address of the funds and accounts under management by UBS O’Connor is IN. Wacker Drive, 31st Floor, Chicago, IL 60606.

(40)
Includes (i) 90,545 shares of Class A common stock and (ii) 298,571 shares underlying private warrants.

(41)
Includes 10,000 shares of Class A common stock received as part of the PIPE offering.

(42)
Includes (i) 3,018 shares of Class A common stock and (ii) 9,952 shares underlying private warrants.

(43)
Includes (i) I 03,018 shares of Class A common stock and (ii) 9,952 shares underlying private warrants.

(44)
Includes (i) 8,160 shares of Class A common stock and (ii) 785 earn-out shares.

(45)
Includes (i) 22,636 shares of Class A common stock and (ii) 74,643 shares underlying private warrants.

(46)
Includes (i) 15,091 shares of Class A common stock and (ii) 49,762 shares underlying private warrants.

(47)
Includes (i) 70,182 shares of Class A common stock and (ii) 99,524 shares underlying private warrants.

(48)
Includes 920,000 shares of Class A common stock received as part of the PIPE offering. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Alpha Master Fund L.P. is c/o Kepos Capital LP 11 Times Square 35th Floor New York, NY 10036.

(49)
Includes (i) 285,908 shares of Class A common stock and (ii) 497,618 shares underlying private warrants.

(50)
Includes 850,000 shares of Class A common stock received as part of the PIPE offering. Laurel Crown Partners is the investment manager of the selling securityholder. Laurence E. Paul and Stephen E. Paul, as Managing Directors of Laurel Crown Partners, may be deemed to have voting and dispositive power over the shares held by the selling securityholder. Laurence E. Paul and Stephen E. Paul disclaim beneficial ownership of the shares. The address of LBIC Ventures LLC is 600 Grant Street, Suite 3230, Pittsburgh, PA, 15219.

(51)
Includes 500,000 shares of Class A common stock received as part of the PIPE offering. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Ave 15th Floor, New York, NY 10022.

(52)
Held by Lux Co-Invest Opportunities, L.P. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities. Peter Hebert and Josh Wolfe are the individual managing members of Lux Co-Invest Partners, LLC. The individual managers, as the sole managers of Lux Co-Invest Partners, LLC may be deemed to share voting and dispositive power for the shares noted herein held by Lux Co-Invest Opportunities, L.P., and Lux Co-Invest Partners, LLC, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(53)
Includes (i) 1,973,158 shares of Class A common stock and (ii) 230,551 earn-out shares.

(54)
Held by Lux Ventures Cayman III, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures Cayman III, L.P. Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(55)
Includes (i) 387,039 shares of Class A common stock and (ii) 46,807 earn-out shares.

(56)
Held by Lux Ventures III Special Founders Fund, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures III Special Founders Fund, L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC. The individual managers, as the sole managers of Lux Venture Partners III, LLC, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III Special Founders Fund, L.P. Lux Venture Partners III, LLC and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(57)
Includes (i) 6,350 shares of Class A common stock and (ii) 768 earn-out shares.

(58)
issuable within 60 days of Closing held by Lux Ventures III, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures Ill L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, The individual managers, as the sole managers of Lux Venture Partners III, LLC, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures Ill, L.P., Each of Lux Venture Partners III, LLC, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(59)
Includes (i) 10,524,565 shares of Class A common stock and (ii) 1,272,796 earn-out shares

(60)
Includes (i) 3,793,175 shares of Class A common stock and (ii) 570,000 shares underlying private warrants. The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Magnetar Capital Master Fund, Ltd, Magnetar Discovery Master Fund Ltd, Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund — T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund JI, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of such funds and accounts is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(61)
Includes (i) 15,091 shares of Class A common stock and (ii) 49,762 shares underlying private warrants.

(62)
All shares of the Company’s common stock held by Mary Ellen Neylon Revocable Trust of 2006 are beneficially owned by Mary Ellen Neylon as grantor and beneficiary. Charles T. O’Neill is the contingent beneficiary and trustee. The address of Mary Ellen Neylon Revocable Trust of 2006 is 120 Trapelo RD, Unit 301, Belmont, MA 02478.

(63)
Includes (i) 97,432 shares of Class A common stock and (ii) 14,857 earn-out shares.

(64)
Includes (i) 30,182 shares of Class A common stock and (ii) 99,524 shares underlying private warrants.

(65)
Based on Form 4 filed with the SEC on June 25, 2025 consists of (i) 2,083,961 shares of Class A common stock held directly by Mr. Ellenbogen and 151,135 shares of Class A common stock held by Trustees of the Ellenbogen Family Horizon Trust dated December 30, 2015 over which Mr. Ellenbogen may be deemed to have shared voting and dispositive power.

(66)
Includes (i) 2,235,096 shares of Class A common stock and (ii) 612,223 earn-out shares.

(67)
Includes (i) 22,950 shares of Class A common stock and (ii) 380,000 shares underlying private warrants. The registered holders of the referenced shares are funds and accounts under management by Mint Tower Capital Management B.V. The applicable portfolio managers, as managing directors of such entity, have voting and investment power over the shares held by the funds and accounts, which are the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts and such portfolio managers is Beursplein 5, 1012 JW Amsterdam, Netherlands.

(68)
Includes 500,000 shares of Class A common stock received as part of the PIPE offering. All shares of the Company’s common stock held by MMF LT, LLC are beneficially owned by Louis M. Bacon. The address of MMF LT, LLC is 11 Times Square, New York, NY 10036.

(69)
Gregory Q. Brown as Director & CEO, Kenneth D. Denman, Judy C. Lewent, Clayton M. Jones, Egon P. Durban, Gregory K. Mondre, and Joseph M. Tucci as Directors, and Jason J. Winkler as Executive Vice President and CFO, may be deemed to have voting and dispositive power over the shares held by Motorola Solutions, Inc. The aforementioned directors and officers disclaim beneficial ownership of the shares. The address of Motorola Solutions, Inc. is 500 W. Monroe Chicago, IL 60661.

(70)
Includes (i) 5,845,749 shares of Class A common stock and (ii) 94,230 earn-out shares.

(71)
Includes (i) 1,149,750 shares of Class A common stock and (ii) 696,871 shares underlying private warrants. Shares beneficially owned and offered hereby include shares of Class A common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund and shares of Class A common stock held by IAM Investments ICAV — O’Connor Event Driven UCITS Fund. Kevin Russell, Chief lnvestment Officer, UBS O’Connor, the investment manager of the Selling Securityholders, disclaims beneficial ownership of the shares.

(72)
Includes (i) 192,000 shares of Class A common stock and (ii) 49,220 shares underlying private warrants. Shares beneficially owned and offered hereby include shares of Class A common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund and shares of Class A common stock held by IAM Investments ICAV — O’Connor Event Driven UCITS Fund. Kevin Russell, Chief Investment Officer, UBS O’Connor, the investment manager of the Selling Securityholders, disclaims beneficial ownership of the shares.

(73)
Includes (i) 1,149,750 shares of Class A common stock and (ii) 571,659 shares underlying private warrants. Shares beneficially owned and offered hereby include shares of Class A common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Master Limited, shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund and shares of Class A common stock held by IAM Investments ICAV — O’Connor Event Driven UCITS Fund. Kevin Russell, Chief Investment Officer, UBS O’Connor, the investment manager of the Selling Securityholders, disclaims beneficial ownership of the shares.

(74)
Includes (i) 22,636 shares of Class A common stock and (ii) 74,643 shares underlying private warrants.

(75)
Includes (i) 148,385 shares of Class A common stock and (ii) 17,622 earn-out shares.

(76)
Consists of (i) 947,587 shares of Class A common stock, (ii) 4,951,469 shares of Class A common stock subject to options held by Mr. George that are exercisable within 60 days of April 21, 2025, and (iii) 957,697 shares of Class A common stock subject to options that are exercisable within 60 days of April 21, 2025 held by a grantor retained annuity trust which may be deemed to be beneficially owned by Mr. George as the sole recipient of the annuity payments and the trustee of such trust, which reflects the Company’s most recent records to date.

(77)
Includes (i) 633,427 shares of Class A common stock and (ii) 653,847 earn-out shares.

(78)
All shares of the Company’s common stock held by Peter M. Miller, Trustee of the E Ventures Trust dated September 12, 2019, are beneficially owned by Trustees of Trust C.S. David Ellenbogen Revocable Trust 1994, and Michael Ellenbogen, Peter M. Miller, and Elaine B. Ellenbogen as trustees. Peter M. Miller disclaims beneficial ownership of the shares. The address of the E Ventures Trust dated September 12, 2019 is 45 Standish Road, Wayland, MAO1788.

(79)
Includes (i) 2,259,987 shares of Class A common stock and (ii) 273,313 earn-out shares.

(80)
Includes 75,000 shares of Class A common stock received as part of the PIPE offering. Peyton Manning, as trustee, may be deemed to have voting and dispositive power over the shares held by the trust. Peyton Manning disclaims beneficial ownership of the shares. The address of Peyton W Manning Revocable Trust is 1360 East 9th Street Suite 100 Cleveland, OH 44113.

(81)
Includes 2,425,000 shares of Class A common stock received as part of the PIPE offering.

(82)
Includes (i) 105,636 shares of Class A common stock and (ii) 348,333 warrants.

(83)
Includes (i) 15,091 shares of Class A common stock and (ii) 49,762 shares underlying private warrants.

(84)
Includes (i) 60,363 shares of Class A common stock and (ii) 199,048 shares underlying private warrants.

(85)
Includes 3,000,000 shares of Class A common stock received as part of the PIPE offering. Senator Investment Group LP is investment manager of the selling security holder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator Investment Group LP is Senator Management LLC (“Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The address for Senator Global Opportunity Master Fund L.P. is 510 Madison Avenue, 28th Floor New York, NY 10022.

(86)
Includes (i) 40,045 shares of Class A common stock and (ii) 24,881 shares underlying private warrants.

(87)
Yanev Suissa, as managing member, may be deemed to have voting and dispositive power over the shares held by SineWave Ventures Direct 5, L.P. Yanev Suissa disclaims beneficial ownership of the shares. The address for SineWave Ventures Direct 5, L.P. is 1390 Chain Bridge Road, #Al 77 McLean, VA 22101.

(88)
Includes (i) 462,613 shares of Class A common stock and (ii) 55,946 earn-out shares.

(89)
Yanev Suissa, as managing member, may be deemed to have voting and dispositive power over the shares held by SineWave Ventures Direct 5A, L.P. Yanev Suissa disclaims beneficial ownership of the shares. The address for SineWave Ventures Direct 5A, L.P. is 1390 Chain Bridge Road, #Al 77 McLean, VA 22101.

(90)
Includes (i) 1,277,384 shares of Class A common stock and (ii) 154,481 earn-out shares.

(91)
Yanev Suissa, as managing member, may be deemed to have voting and dispositive power over the shares held by SineWave Ventures Direct 5B, L.P. Yanev Suissa disclaims beneficial ownership of the shares. The address for SineWave Ventures Direct 5B, L.P. is 1390 Chain Bridge Road, #Al 77 McLean, VA 22101.

(92)
Includes (i) 301,040 shares of Class A common stock and (ii) 28,959 earn-out shares.

(93)
Yanev Suissa, as managing member, may be deemed to have voting and dispositive power over the shares held by SineWave Ventures Fund I L.P. Yanev Suissa disclaims beneficial ownership of the shares. The address for SineWave Ventures Fund I L.P. is 1390 Chain Bridge Road, #A 177 McLean, VA 22101.

(94)
Includes (i) 5,378,095 shares of Class A common stock and (ii) 650,404 earn-out shares.

(95)
Yong Ying-I, Lim Hua Ern John, Jeremy Asher Kranz, Tan Sok Pin, Lee Kheng Nam, Shi Xu, Phuan Ling Fong and Cindy Khoo Seoq Chyng, as Board Directors, may be deemed to have voting and dispositive power over the shares held by Singapore Innovate Pte Ltd. The Board Directors disclaim beneficial ownership of the shares. The address of Singapore Innovate Pte Ltd. is 32 Carpenter Street Singapore 059911.

(96)
Includes (i) 113,070 shares of Class A common stock and (ii) l 0,877 earn-out shares.

(97)
Corbin Walburger as Vice President and Dina Routhier as President of Stanley Ventures may be deemed to have voting and dispositive power over the shares held by Stanley Black & Decker, Inc. Corbin Walburger and Dina Routhier disclaim beneficial ownership of the shares. The address for Stanley Black & Decker, Inc. is 1000 Stanley Drive, New Britain, CT 06053.

(98)
Includes (i) 3,102,958 shares of Class A common stock and (ii) 375,258 earn-out shares.

(99)
Includes (i)110,363 shares of Class A common stock and (ii) l 99,048 shares underlying private warrants.

(100)
Includes (i) 15,091 shares of Class A common stock and (ii) 49,762 shares underlying private warrants.

(101)
Includes (i) 15,091 shares of Class A common stock and (ii) 49,762 shares underlying private warrants.

(102)
Includes 15,000 shares of Class A common stock received as part of the PIPE offering.

(103)
All shares of the Company’s common stock held by Trustees of the Ellenbogen Family Horizon Trust dated 12/30/15 may be deemed to be beneficially owned by Peter M. Miller and Julieanne Ellenbogen as trustees. Peter M. Miller disclaims beneficial ownership of the shares. The address of Trustees of the Ellenbogen Family Horizon Trust dated 12/30/15 is 45 Standish Way, Wayland, MA 01778.

(104)
Includes (i) 151,135 shares of Class A common stock and (ii) 18,278 earn-out shares.

(105)
Includes 15,000 shares of Class A common stock received as part of the PIPE offering. All shares of the Company’s common stock held by Underwood Family Trust may be deemed to be beneficially owned by John Underwood as the trustee. John Underwood disclaims beneficial ownership of the shares. The address of Underwood Family Trust is 245 Lindenbrook Road, Woodside, CA 94062.

(106)
Peter Handrinos, Joshua Dubofsky and Cheston Larson, as members of the management committee, may be deemed to have voting and dispositive power over the shares held by VP Company Investments 2018, LLC. Peter Handrinos and Joshua Dubofsky disclaim beneficial ownership of the shares. The address of VP Company Investments 2018, LLC is 555 West Fifth Street, Los Angeles, CA 90013.

(107)
Includes (i) 8,160 shares of Class A common stock and (ii) 785 earn-out shares.

(108)
Includes 1,800,000 shares of Class A common stock received as part of the PIPE offering. XN Exponent Advisors LLC serves as investment manager to XN Exponent Master Fund LP (the “Fund”) and has discretionary authority to make investment decisions and determine how to vote any securities held by the Fund. XN Exponent Advisors LLC is wholly owned by XN LP, a registered investment advisor. The general partner of XN LP is XN Management GP LLC, which is indirectly controlled by Gaurav Kapadia. Gaurav Kapadia disclaims beneficial ownership of the shares. The address of XN Exponent Master Fund LP is 412 West 15th Street, 13th Floor New York, NY 10011.

PLAN OF DISTRIBUTION
The Selling Securityholders, which term as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of Class A common stock or warrants or interests therein:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the NASDAQ;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares for whom they may act as agent;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
the pledge of shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares;

•
short sales or transactions to cover short sales;

•
in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of shares of Class A common stock, on a pro rata basis or otherwise, to its members, general or limited partners, stockholders, or other equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A common stock covered by this registration statement pursuant to such distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in any applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of warrants may exercise its warrants in accordance with the warrant agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust

Company, the certificate evidencing such warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the warrant agreement.

LEGAL MATTERS
Latham & Watkins LLP has passed upon the validity of the securities of Evolv offered by this prospectus and certain other legal matters related to this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.
Amount
Securities and Exchange Commission registration fee	$
Accountants’ fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$
Total expenses	$

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.   Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.
Item 16.   Exhibits
Exhibit No.		Incorporated by Reference				Filed Herewith
	Description	Form	File Number	Exhibit	Filing Date
3.1	Second Amended and Restated Certificate of Incorporation.	Form 10-Q	001-39417	3.1	November 15, 2021
3.2	Amended and Restated Bylaws.	Form 8-K	001-39417	3.1	January 31, 2024
4.1	Specimen Class A Common Stock Certificate of Evolv Technologies Holdings, Inc.	Form S-4/A	333-255017	4.4	June 9, 2021
4.2	Specimen Warrant Certificate of the Registrant	Form S-1/A	333-233299	4.3	July 27, 2020
4.3	Warrant Agreement, dated July 30, 2020, by and between Continental Stock Transfer & Trust Company and NewHold Investment Corp.	Form S-1/A	333-233299	4.4	July 27, 2020

Exhibit No.		Incorporated by Reference				Filed Herewith
	Description	Form	File Number	Exhibit	Filing Date
4.4	Description of registered securities	Form 10-K	001-39417	4.4	March 28, 2022
4.5	Amended and Restated Registration Rights Agreement by and among NewHold Investment Corp., Evolv and certain stockholders.	Form 10-K	001-39417	10.9	March 24, 2023
5.1	Opinion of Latham and Watkins LLP regarding the validity of the securities.					**
21.1	List of Subsidiaries.	Form 10-K		21.1	March 10, 2026
23.1	Consent of PricewaterhouseCoopers LLP.					*
23.3	Consent of Latham and Watkins LLP (included in Exhibit 5.1).					**
24.1	Power of Attorney (included on the signature page hereof).					*

*
Filed herewith.

**
Previously filed.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.   To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;
iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 1st day of April 2026.
EVOLV TECHNOLOGIES HOLDINGS, INC.
By:
/s/ John Kedzierski

John Kedzierski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ John Kedzierski John Kedzierski	President, Chief Executive Officer and Director (principal executive officer)	April 1, 2026
/s/ George C. Kutsor George C. Kutsor	Chief Financial Officer (principal financial officer and principal accounting officer)	April 1, 2026
/s/ Neil Glat Neil Glat	Chairman of the Board	April 1, 2026
/s/ Kevin Charlton Kevin Charlton	Director	April 1, 2026
/s/ Michael Ellenbogen Michael Ellenbogen	Director	April 1, 2026
/s/ David Mounts Gonzales David Mounts Gonzales	Director	April 1, 2026
/s/ Henrik Kühl Henrik Kühl	Director	April 1, 2026
/s/ Rajan Naik Rajan Naik, Ph.D.	Director	April 1, 2026
/s/ Richard Shapiro Richard Shapiro	Director	April 1, 2026
/s/ Kimberly Sheehy Kimberly Sheehy	Director	April 1, 2026
/s/ Mark Sullivan Mark Sullivan	Director	April 1, 2026